UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

November 13, 2024 (November 11, 2024)

Date of report (date of earliest event reported)

Nordicus Partners Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	Commission File No. 001-11737	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 South Beverly Dr., Suite 505, Beverly Hills, CA 90212
(Address of Principal Executive Offices)

(424) 256-8560
(Registrant’s Telephone Number)

3651 Lindell Road, Suite D565, Las Vegas, NV, 89103
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2024, Nordicus Partners Corporation (the “Company”) and the shareholders (the “Sellers”) of Orocidin A/S, a Danish stock corporation (“Orocidin”) entered into a Stock Purchase and Sale Agreement (the “Agreement”), under which the Sellers sold to the Company 29,663 shares of the capital stock of Orocidin (the “Orocidin Shares”), representing 5.34% of Orocidin’s outstanding shares of capital stock. In exchange, the Company issued 200,000 restricted shares of its common stock (the “Company Shares”) to the Sellers. The transaction was consummated on November 12, 2024. As a result of the transaction, Orocidin became a 100% owned subsidiary of the Company.

A copy of the Agreement is attached to this Report on Form 8-K as Exhibit 10.1. The foregoing summary of the terms of the Agreement are subject to, and qualified in their entirety by, the Agreement, which is incorporated herein by reference.

The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdiction’s securities laws.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described above in Item 1.01, which disclosures are incorporated by reference in this Item 2.01 in their entirety, on November 12, 2024, the Company acquired the Orocidin Shares pursuant to the Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

As described above in Item 1.01, which disclosures are incorporated by reference in this Item 3.02 in their entirety, on November 12, 2023, the Company issued 200,000 restricted shares of its common stock to the Sellers pursuant to the Agreement.

The Company claims an exemption from registration for the issuance of the Company Shares pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder and/or Regulation S under the Securities Act, since (A) the foregoing issuances did not involve a public offering, each recipient was an (i) “accredited investor”; and/or (ii) had access to similar documentation and information as would be required in a registration statement under the Securities Act, and such recipient represented that it acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof and/or (B) each recipient was not a U.S. Person. The Company Shares were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuance, and we paid no underwriting discounts or commissions. The Company Shares are subject to transfer restrictions, and the certificates evidencing the Company Shares contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01. Financial Statements and Exhibits

The following are filed as part of this Form 8-K:

(d)	Exhibits

Exhibit				Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
10.1	Stock Purchase and Sale Agreement, dated as of November 12, 2024, between Nordicus Partners Corporation and the Sellers				X
99.1	Press Release dated November 12, 2024				X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				X

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 13, 2024	NORDICUS PARTNERS CORPORATION

	By:	/s/ Henrik Rouf
Henrik Rouf
Chief Executive Officer